UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 20, 2010

Date of Earliest Event Reported: December 17, 2010

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702-5388

(Address of principal executive offices) (Zip code)

(208) 384-7000

(Registrants’ telephone number, including area code)

Commission File Number	Exact Name of Registrant as Specified in Its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the “company,” “we,” “us,” “our,” or “Boise” refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert M. McNutt as Senior Vice President and Chief Financial Officer

On December 17, 2010, Robert M. McNutt submitted his resignation as our senior vice president and chief financial officer. The resignation will become effective December 31, 2010.

Election of Samuel K. Cotterell as Senior Vice President and Chief Financial Officer

On December 18, 2010, our board of directors elected Samuel K. Cotterell, 59, as senior vice president and chief financial officer, effective January 1, 2011. Prior to Mr. Cotterell’s election as our senior vice president and chief financial officer, he had served as our vice president and controller since February 2008. From October 2004 to February 2008, Mr. Cotterell served as vice president and controller of Boise Cascade, L.L.C. From 1999 to October 2004, Mr. Cotterell served as director of financial reporting of Boise Cascade Corporation (now OfficeMax). Mr. Cotterell received a B.A. (Spanish) from the University of Idaho, a B.S. (Accounting) from Boise State University, and a Masters of International Business from the American Graduate School of International Management. Mr. Cotterell is a certified public accountant.

There are no arrangements or understandings between Mr. Cotterell and any other person pursuant to which Mr. Cotterell was elected as an officer. No family relationships exist between Mr. Cotterell and any of our directors or executive officers. There are no related party transactions existing between us and Mr. Cotterell.

Compensation Arrangements with Mr. Cotterell Upon his Election as Senior Vice President and Chief Financial Officer

On December 18, 2010, the Compensation Committee of our board of directors approved the following compensation arrangements with Mr. Cotterell upon his election as senior vice president and chief financial officer, effective January 1, 2011:

•	Mr. Cotterell’s annual base salary will be $380,000.

•	Mr. Cotterell’s short-term incentive award target payout under the Boise Inc. Incentive and Performance Plan will be 65%.

•

On January 1, 2011, Mr. Cotterell will be awarded a special long-term equity award of 18,000 restricted stock units, 50% of which will vest on March 15, 2012 and 50% on March 15, 2013, subject to the terms of his Restricted Stock Unit Award Agreement. Mr. Cotterell’s executed Restricted Stock Unit Award Agreement will be filed with our 2010 Annual Report on Form 10-K.

•

Mr. Cotterell’s severance agreement will provide a payout of 3.3 times his annual base salary at the rate in effect at the time he receives a notice of termination. Except for the payout amount, the remaining terms of Mr. Cotterell’s severance agreement will be identical to those terms reflected in Exhibit 99.2 of our Current Report on Form 8-K filed with the SEC on February 22, 2010. Mr. Cotterell’s executed severance agreement will be filed with our 2010 Annual Report on Form 10-K.

The above summaries do not purport to be complete and are subject to and qualified in their entirety by reference to the text of the news release filed as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	News Release dated December 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By	/S/ KAREN E. GOWLAND	By	/S/ KAREN E. GOWLAND
	Karen E. Gowland Senior Vice President, General Counsel and Secretary		Karen E. Gowland Senior Vice President, General Counsel and Secretary

Date: December 20, 2010